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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-4 (Registration No. 333-81928) and Form S-8 (Registration No. 333-41160) and related Prospectus of US Unwired Inc., of our report dated May 2, 2000, with respect to the financial statements of the Sprint Spectrum Albany, Syracuse and Manchester Markets (wholly owned by Independent Wireless One Corporation since their acquisition in 2000 from Sprint Spectrum L.P.), included in the Current Report on Form 8-K of US Unwired Inc. dated April 1, 2002 filed with the Securities and Exchange Commission.


                                                /s/  Ernst & Young LLP
Kansas City, Missouri
April 1, 2002